Exhibit 10.25
Translated From Japanese
                                      KDDI
                          Business Assignment Agreement

KDDI (hereinafter called "Ko") and Global Hotline, Inc. (hereinafter called "Otsu") hereby make an agreement concerning the entrusting and acceptance of obtainment of applications and others relating telecommunication services and so forth (hereinafter called "Theses Services") as stipulated in the separate sheet.

[These Services]

Article 1 Ko shall entrust Otsu with the business stipulated in each of the following sections (hereinafter called "This Business") for the purpose of promoting the utilization of These Services and Otsu shall accept it. The details shall be stipulated in the separate sheet.

            (1) Business to obtain the applications for These Services and respond to the customers by telemarketing

            (2) Affairs pertaining to the previous section

[The Course of Accomplishment of Business]

Article 2 Ko and Otsu shall execute the operation guidebook (inclusive of scripts, guide, and manual) regarding the course of accomplishment of This Business.

        2 Otsu shall accomplish This Business following the operation guidebook in the previous section with the precaution of managers with good intention.

        3 Ko and Otsu shall determine the monthly goals to achieve by This Business through discussion and revise them considering the track record and so forth.

        4 If Ko recognizes that the methods and others to accomplish This Business by Otsu is inappropriate, or judges that it is difficult to achieve the goals in the previous section, Ko can request Otsu to improve the methods and so forth to accomplish This Business and Otsu shall have to improve them immediately in response to it.

        5 Otsu shall operate This Business in the areas that Ko shall designate. Ko shall be able to designate the areas at any time and Otsu shall accept them immediately.

[Responding to Customers]

Article 3 If the customers directly or indirectly made inquiries of Otsu in its accomplishing This Business, it shall have to immediately report to Ko on them, respond to and process them on its own responsibility.

[The Places, Dates, and Timeslots of Accomplishment of Business]

Article 4 The places, dates, and timeslots of accomplishment of This Business shall be stipulated in the separate sheet.

[The Employees Engaged in This Business]

Article 5 Otsu shall determine its employees to be engaged in This Business (hereinafter called "The Employees engaged in This Business") and notify Ko of them in writing in the form Ko shall designate if it requests for them.

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        2   Otsu shall select a person to take charge of This Business and notify Ko of it in writing in the form Ko shall designate. It shall also do the same upon changing it. However, it shall not be allowed to appoint any temporary employee such as a part-timer as the person in charge of it.

        3 Ko shall determine the methods to accomplish This Business and the other items necessary for Otsu to accomplish it through conferences between the person in charge as is stipulated in Section 2.

        4 Otsu shall make The Employees engaged in This Business observe the obligations stipulated in This Contract, and take all responsibilities concerning the accomplishment of This Business by The Employees engaged in it. If an Employee engaged in This Business caused a damage to Ko, Otsu should take the responsibility for it jointly with the person in charge of it even if it did not neglect to pay appropriate attention concerning the selection and supervision of

[Responsibility for the accomplishment of This Business]

Article 6 Otsu shall bear all the responsibility regarding the accomplishment of This Business and if it should receive protests or complaints from a customer, or if it should cause damage to Ko or its employees, customers, or the other third parties, or if it should cause a dispute, Otsu shall immediately report it to Kou and concurrently process all the matters on its own responsibility and at its cost not to cause any troubles to Ko.

        2 If a customer or another third party should make any appeal, or protest or claim against Ko proceeding from Otsu's performance to accomplish This Business, Otsu shall defend Ko from it or cooperate with Ko to resolve it. In case Ko should suffer any damage due to this dispute or else, if Otsu is to be blamed for the cause, Otsu shall be liable to compensate Ko for the damage, and the damages shall be determined through conference between Ko and Otsu.

[Responsibilities in pursuant to Labor Law]

Article 7 Otsu shall observe the acts and rules in pursuant to the Labor Standards Law, the Workers' Accident Compensation Insurance Law, the Health Insurance Law, the Employment Insurance Law and others, and bear all the responsibilities stipulated in these laws and so forth as an employer or a business operator.

        2 If casualties and/or other accidents occur among employees engaged in This Business, Otsu shall process all the matters on its own responsibility and at its cost not to cause any troubles to Ko.

[Commission fee and so forth]

Article 8 Ko shall pay Otsu the commission based on the commission payment standard provided in the separate sheet.

        2 Ko and Otsu shall be able to change the amount of the commission fee through conference if either of them recognizes it as unfair.

        3 Ko shall sum up the commission fee incurred in each month of the year and pay the total for the month with the amount equivalent to the consumption tax and local consumption tax added (hereinafter called "the Commission fee and so forth" together with the commission fee) into the bank account that Otsu shall designate by the last day of the month following the month with closing date. The due, however, shall be the following business day if it falls onto a holiday of this bank.

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[Offset]

Article 9 In the case Ko bears monetary liabilities to Otsu under this contract, Ko shall be able to offset the liabilities with Otsu's monetary liabilities (inclusive of the indefinite liabilities)to Ko under this contract or other contracts made between the two parties at any time, irrespective of the due date without any advance notification or demand.

[Business report]

Article 10 Otsu shall have to report to Ko regarding the performance status of This business regularly or on Ko's request in the formats that Ko shall separately designate (including the monthly telemarketing performance report).

[Education and training to the personnel engaged in This Business]

Article 11 Otsu shall properly give education and training to the personnel engaged in This Business under the contract period to let them acquire the knowledge and others that are necessary to accomplish it.

[Prohibition of the transfer and sub-consignment of the rights and duties]

Article 12 Otsu shall not transfer all or part of its rights and duties under This Contract to the third party nor offer them as security for itself or the third party.

        2 Otsu shall not sub-consign This Business to the third party, however, which shall not apply if Ko accepts it through the advance conferences between Ko and Otsu.

        3 If Otsu sub-consigned This Business after obtaining the consent provided in the previous section, it should have its sub-consignee comply with its duties stipulated in This Contract, and should be entirely responsible for the sub-consignee's actions.

[Observance obligation]

Article 13 Concerning This Business that Otsu has been consigned, it shall comply with the Telecommunication Business Law and other related laws, and/or the contract stipulations regarding this service, and the items to observe in This Business in the separate sheet [2] and sincerely implement them.

        2 All the transaction conditions that Otsu shall offer to its customers in accomplishing This Business, shall be regulated by the contract stipulations and so forth.

[Confidentiality obligation]

Article 14 Otsu shall must not disclose or leak Ko's confidential information that it could learn in connection with the conclusion or performance of This Contract to the third party, and it shall not use it for any other purpose but performance of This Contract.

        2 Otsu shall hold its board of directors and employees (inclusive of those who retired from either of them, which shall apply hereinafter.) under obligation of the confidentiality stipulated in the previous section, and if any of its director on the board or employee should violate it, it shall be considered to have violated it.

        3 Regarding the information on Ko's customers, "the Memo on the protection of customers' information and confidentiality" concluded between Ko and Otsu on July 3rd (third), 2007 shall be applied with priority.

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[Intellectual property right]

Article 15 The copyright over the manuals and other materials which was made in the process of performing This Business shall solely belong to Ko. If, however, dissent occurred regarding how to deal with the intellectual property right, Ko and Otsu shall sincerely confer on it separately.

[Modification on the Contract]

Article 16 If Ko intends to change an article of This Contract, it shall notify Otsu of it in writing in advance.

        2 If the writing conveying Otsu's objection to the said modification has not reached Ko from Otsu within 10 (ten) days after the day on which the notification stipulated in the previous section has reached Otsu, or in the event that Otsu has dealt with This Business involved in the said modification according to the modified contents after the initial date to implement it that Otsu shall designate in its notice of the modification, Otsu shall be considered to have accepted it, and the articles of the contract concerned shall be hereby considered to have been modified.

        3 If the writing conveying Otsu's objection to the said modification has reached Ko from Otsu within the period stipulated in the previous section, Ko and Otsu shall sincerely confer on the pros and cons of the said modification to process and/or resolve it smoothly.

[Termination]

Article 17 Ko or Otsu, even during the effective period of This Contract, shall be able to terminate This Contract by notifying the other party in writing 30 days before the termination date.

        2 In the event that This Contract has been terminated in pursuant to the previous section, the commission fees and so forth shall be settled by the methods that Ko shall designate.

[Cancellation]

Article 18 If Ko or Otsu should fall into any of the following items, the other party shall be able to cancel This Contract immediately without being required of any procedure, i.e. a notice, demand and so forth.

            (1) Breach of even a single article of This Contract, the breach has not been corrected despite the other party's demand for correction in an appropriate period of time;

            (2) Dishonesty in connection with the performance of This Business;

            (3) Frequent protests or complaints from customers regarding the performance of This Business due to the matters that Otsu is to be blamed for, which have not been stopped despite the demands to correct them in an appropriate period of time, or if damage has been given to customers due to the matters that Otsu is to be blamed for;

            (4) Court order or notice of seizure, or provisional seizure, or provisional disposition has been sent, or in the case of the receipt of petition for auction, or disposition for tax delinquency;

            (5) Disposition of suspension of payment, or the commencement of bankruptcy procedure, or civil revitalization, or corporate reorganization, or special liquidation;

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            (6) An administrative sanction by the competent authorities, or discontinuance of business;

            (7) Protested bills that were drawn or accepted by either Ko or
                Otsu, or dishonored checks that were drawn by either of them;

            (8) Liquidation

            (9) Abasement of the other party's honor and/or credit, or significant damage inflicted to the other party, or such a risk;

            (10) and besides, critical changes in Otsu's assets, credit, or solvency and so forth

        2 If any of the items in the previous section applied, Ko or Otsu should be liable to compensate the damage the other party has suffered irrespective of whether the cancellation of This Contract occurred or not, and the amount of compensation should be determined through conference between Ko and Otsu.

        3 If This Contract was cancelled in pursuant to Section 1, Otsu should abandon its claims for all the payment except for its claim for the due commission fees incurred prior to the cancellation date in pursuant to This Contract, without being required of its manifestation of intention, and should not claim Ko for anything.

[Valid period]

Article 19 The valid period of This Contract shall be from October 1, 2007 to December 31, 2007.

[Procedure after the expiry]

Article 20 When This Contract has expired, Otsu shall have to immediately return Ko all the goods, documents and so forth that Ko lent in pursuant to This Contract.

        2 Even after the expiry of This Contract, Article 5 Section 4, Articles 6, 7, 9, 12, 14, 15, Article 18 Section 3, Articles 20, and 21 shall remain effective.

[Competent Court]

Article 21 Regarding disputes concerning This Contract, the Court with jurisdiction over the location of Ko's head office shall be the competent court dedicated to the first instance.

[Agenda]

Article 22 In the case of items that are not stipulated in This Contract or dissent in interpretations of an Article or a Section of This Contract, Ko and Otsu shall sincerely confer each time and promptly resolve them.

IN WITNESS OF This Contract that has come to effect hereby, two copies of it has been executed, onto which Ko and Otsu each has put its own signature and seal to be stored to each.

September 27, 2007

Ko:                                     Otsu:

Representative /s/ Tadashi Onodera      Representative /s/ Hideki Anan
KDDI Corporation                        Global Hotline, Inc.
10 - 10, Iidabashi 3-chome              11F Nishi-Shinjuku Showa Bldg.
Chiyoda-ku, Tokyo                       13 - 12, Nishi-Shinjuku 1-chome
                                        Shinjuku-ku, Tokyo

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Separate Sheet

[1] The Services

    This Business shall involve the following communication services and so forth:

    (1) MYLINE and MYLINE PLUS services
    (2) Services for catching calls from the fixed phones on the mobile phone
    (3) Free call services
    (4) Other telecommunication services that Ko shall separately designate

[2] Items to observe in This Business

    Otsu, in acquiring the application forms (inclusive of the CD-ROM to be used for the online application, which shall be applied hereinafter), shall in principle observe the items stipulated as follows:

    (1) Confirm that the application is intended by the customer.

    (2) Confirm that the application form has been signed off, sealed by the customer who is applying and also that his/her address, name, the contract phone number, and the items that Ko needs are properly entered.

    (3) If Otsu acquired an application from the customer as a result of its calls, ensure that the address, name, the contract phone number, the application type or the type of charge to apply the customer, and the items that Ko needs have been properly entered in the documents that Ko designates.

    (4) Confirm that the customer has adequate understanding regarding the use methods and conditions.

[3] Places to accomplish the business
    (Main place to implement the business)
    Otsu shall accomplish This Business at the following locations:

                           11F Nishi-Shinjuku Showa Bldg.
                           13-12, 1- chome Shinjuku
                           Shinjuku - ku, Tokyo

                           8F Hakuho Bldg.
                           17 - 11, 5 - chome Shinjuku
                           Shinjuku - ku, Tokyo

[4] Days and time slot and so forth to accomplish the business

    1. The days and time slots for Otsu to accomplish This Business shall be from 9:00 to 18:00, form Monday through Friday (hereinafter called "Business days").

    2. The total hours of operation in each month of the year to accomplish This Business (hereinafter called "Standard hours") shall be as shown in the following table:

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            Month of the year       Standard hours
            -----------------       --------------
                 October              35,200 hrs.
                 November             36,800 hrs.
                 December             30,400 hrs.

    3. If Otsu had to operate differently from what the two aforementioned sections stipulate, for responding to its customers and other reasons, it should so implement after obtaining Ko's approval in advance.

[5] Standard for the payment of commission fees

    1.  Commission fees

        The commission fees that Ko shall pay Otsu from July to September shall be monthly 130,000,000JPY (exclusive of consumption tax and so forth).

    2. Irrespective of the provision in the previous section, if the total hours of operation (with less than 15 minutes omitted: Hereinafter called "Actual hours of operation") was under the Standard hours, the amount of the commission fees (exclusive of consumption tax and so forth) for the month shall be calculated using the following formula:

        (Amount of the commission fee) = 130,000,000JPY x (Actual hrs. of operation) / (Standard hrs.)

    3. Measurement of Actual hours of operation shall follow separate methods that Ko and Otsu shall agree. Regarding the number of hours that Ko has admitted to be appropriate to accomplish This Business, it can be included in the Actual hours of operation.

    4. Otsu, on each business day, shall report Ko the total Actual hours of operation in the booths spent for This Business on the previous business day. In the case that Otsu implemented This Business on other days than business days based on Section 3 under [4], it should make the report on the following business day.

    5. Ko shall be able to audit Otsu's books/ledgers, records and so forth as many times as it may wish to examine whether the contents reported from Otsu in pursuant to the previous Section is correct or not by notifying Otsu of it in advance.

    6. Even if Actual total hours of operation in each month was longer than the Standard hours for each month of the year, the amount of commission fee stipulated in the Section 1 shall not be changed.

THE END

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